                                                                    EXHIBIT 10.1









                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                          NEWFIELD EXPLORATION COMPANY,



                           NEWFIELD OPERATING COMPANY



                                       AND



                                 EEX CORPORATION









                            DATED AS OF MAY 29, 2002

                                TABLE OF CONTENTS


ARTICLE I THE MERGER
         1.1      The Merger......................................................................................1
         1.2      Effective Time of the Merger....................................................................2
         1.3      Tax Treatment...................................................................................2

ARTICLE II THE SURVIVING CORPORATION
         2.1      Articles of Incorporation.......................................................................2
         2.2      Bylaws..........................................................................................2
         2.3      Directors and Officers..........................................................................2

ARTICLE III CONVERSION OF SHARES
         3.1      Conversion of Capital Stock.....................................................................2
         3.2      Election and Allocation Procedures..............................................................4
         3.3      Surrender and Exchange..........................................................................6
         3.4      No Fractional Shares............................................................................8
         3.5      Closing.........................................................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY
         4.1      Organization and Qualification..................................................................9
         4.2      Capitalization.................................................................................10
         4.3      Authority......................................................................................11
         4.4      Consents and Approvals; No Violation...........................................................11
         4.5      Company SEC Reports............................................................................12
         4.6      Company Financial Statements...................................................................13
         4.7      Absence of Undisclosed Liabilities.............................................................13
         4.8      Absence of Certain Changes.....................................................................13
         4.9      No Default.....................................................................................14
         4.10     Taxes..........................................................................................14
         4.11     Litigation.....................................................................................15
         4.12     Employee Benefit Plans; ERISA..................................................................16
         4.13     Environmental Liability........................................................................17
         4.14     Compliance with Applicable Laws................................................................18
         4.15     Insurance......................................................................................19
         4.16     Labor Matters; Employees.......................................................................19
         4.17     Intellectual Property..........................................................................20
         4.18     Properties.....................................................................................20
         4.19     Reserve Report.................................................................................21
         4.20     Operations; Equipment..........................................................................22
         4.21     Prepayments; Hedging; Calls....................................................................22
         4.22     Restrictive Agreements.........................................................................23
         4.23     Required Shareholder Vote or Consent...........................................................23
         4.24     Brokers........................................................................................23
         4.25     Tax Matters....................................................................................23
         4.26     Opinion of Financial Advisor...................................................................23
         4.27     Rights Plan; Takeover Statutes; Etc............................................................23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
         5.1      Organization and Qualification.................................................................24
         5.2      Capitalization.................................................................................24
         5.3      Authority......................................................................................25
         5.4      Consents and Approvals; No Violation...........................................................26
         5.5      Parent SEC Reports.............................................................................27
         5.6      Parent Financial Statements....................................................................27
         5.7      Absence of Undisclosed Liabilities.............................................................27
         5.8      Absence of Certain Changes.....................................................................27
         5.9      Litigation.....................................................................................28
         5.10     Brokers........................................................................................28
         5.11     Tax Matters....................................................................................28

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER
         6.1      Conduct of Business by Company Pending the Merger..............................................28
         6.2      Conduct of Business by Parent and Merger Sub Pending the Merger................................31

ARTICLE VII ADDITIONAL AGREEMENTS
         7.1      Access and Information.........................................................................31
         7.2      No Solicitation................................................................................32
         7.3      Directors' and Officers' Indemnification and Insurance.........................................34
         7.4      Appropriate Actions; Consents; Filings.........................................................35
         7.5      Cooperation....................................................................................37
         7.6      Publicity......................................................................................37
         7.7      Employee Matters; Benefit Plans................................................................37
         7.8      Stock Plans....................................................................................38
         7.9      Company Shareholder Meeting....................................................................39
         7.10     Preparation of the Proxy Statement/Prospectus and Registration Statement.......................39
         7.11     Stock Exchange Listing.........................................................................40
         7.12     Affiliate Agreements; Tax Treatment............................................................41
         7.13     Trust Units....................................................................................41
         7.14     Unwind of Forward Sale.........................................................................41
         7.15     Voting Agreement...............................................................................42

ARTICLE VIII CONDITIONS TO CONSUMMATION OF THE MERGER
         8.1      Conditions to the Obligation of Each Party.....................................................42
         8.2      Conditions to the Obligations of Parent and Merger Sub.........................................43
         8.3      Conditions to the Obligations of Company.......................................................44

ARTICLE IX SURVIVAL
         9.1      Survival of Representations and Warranties.....................................................45
         9.2      Survival of Covenants and Agreements...........................................................45

ARTICLE X TERMINATION, AMENDMENT AND WAIVER
         10.1     Termination....................................................................................45
         10.2     Effect of Termination..........................................................................46
         10.3     Fees, Expenses and Other Payments..............................................................47

ARTICLE XI MISCELLANEOUS
         11.1     Notices........................................................................................48

         11.2     Separability...................................................................................49
         11.3     Assignment.....................................................................................49
         11.4     Interpretation.................................................................................49
         11.5     Counterparts...................................................................................49
         11.6     Entire Agreement...............................................................................50
         11.7     Governing Law..................................................................................50
         11.8     Attorneys' Fees................................................................................50
         11.9     No Third Party Beneficiaries...................................................................50
         11.10    Disclosure Schedules...........................................................................50
         11.11    Amendments and Supplements.....................................................................50
         11.12    Extensions, Waivers, Etc.......................................................................50

EXHIBITS

Exhibit A       Company Tax Certificate
Exhibit B       Parent Tax Certificate
Exhibit C       Affiliate Agreement
Exhibit D       Master Conveyance of Overriding Royalty Interest

                            GLOSSARY OF DEFINED TERMS





   Acquisition Proposal                            34
   Agreement                                        1
   Allocated Trust Units                            3
   Articles of Merger                               2
   Audit                                           15
   Bankruptcy Court                                41
   Business Day                                     7
   BWT                                             41
   Closing                                          9
   Closing Date                                     9
   Code                                             1
   Common Stock Certificate                         3
   Common Stock Merger Consideration                3
   Company                                          1
   Company Acquisition                             48
   Company Balance Sheet                           13
   Company Common Stock                             3
   Company Confidentiality Agreement               32
   Company Disclosure Schedule                      9
   Company Employee Benefit Plans                  16
   Company Material Adverse Effect                  9
   Company Payout Balances                         22
   Company Permits                                 18
   Company Preferred Stock                          3
   Company Representatives                         32
   Company Reserve Report                          21
   Company Rights Plan                             10
   Company SEC Reports                             13
   Company Series A Preferred Stock                10
   Company Shareholder Meeting                     39
   Company Shareholders' Approval                  23
   Company Stock Option Plans                      10
   Company Tax Certificate                         23
   Company Voting Debt                             10
   Customary Post Closing Consents                 12
   D&O Insurance                                   35
   EEX E&P                                         41
   EEX Funding                                     41
   Effective Time                                   2
   Electing Shareholders                           41
   Election Deadline                                5
   Election Form                                    4
   ENA                                             41
   Enforceability Exception                        11
   Environmental Laws                              18
   ERISA                                           16
   Exchange Act                                    12
   Exchange Agent                                   6
   Exchange Fund                                    6
   Exchange Ratio                                   3
   Expenses                                        48
   Forward Sale Contract                           41
   GAAP                                            13
   Good and Marketable Title                       20
   Governmental Authority                          11
   Governmental Order                              45
   Hazardous Substances                            18
   Hedging Transaction                             22
   HSR Act                                         11
   Hydrocarbons                                    21
   Indemnified Parties                             34
   Indemnified Party                               34
   Information                                     31
   Intellectual Property                           20
   Liens                                           12
   Master Conveyance                               41
   Merger                                           1
   Merger Consideration                             3
   Merger Sub                                       1
   Merger Sub Common Stock                          4
   Mid-Continent                                   24
   Oil and Gas Interests                           21
   Optional Termination Date                       45
   Order                                           36
   Parent                                           1
   Parent Common Stock                              3
   Parent Material Adverse Effect                  24
   Parent Rights Plan                              25
   Parent SEC Reports                              27
   Parent Tax Certificate                          28
   Parent Voting Debt                              25
   Person                                           7
   Plan of Termination                             41
   Preferred Stock Certificate                      3
   Preferred Stock Merger Consideration             3
   Proxy Statement/Prospectus                      12
   RBC                                             41
   Registration Rights Agreement                    1
   Registration Statement                          12
   Restricted Stock                                38
   SEC                                             12
   Securities Act                                  12
   Stock Certificates                               3
   Subsidiary                                       9
   Successor Bank                                  41
   Superior Proposal                               34
   Surviving Corporation                            2
   Tax Authority                                   15
   Tax Returns                                     15
   Taxes                                           15
   TBCA                                             2
   Trust                                           41
   Trust Preferred Securities                      25
   Trust Units                                     41
   Unit Election                                    5
   Voting Agreement                                 1
   Warburg Entities                                 1
   Warrant Agreements                               1

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 29, 2002, is by and among Newfield Exploration Company, a Delaware corporation ("PARENT"), Newfield Operating Company, a Texas corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and EEX Corporation, a Texas corporation ("COMPANY").

         WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and Company deem it advisable and in the best interests of their respective shareholders that Parent acquire Company through the merger of Merger Sub with and into Company (the "MERGER") upon the terms and subject to the conditions set forth herein, and such Boards of Directors have approved the Merger;

         WHEREAS, concurrently with the execution and delivery of this Agreement, with the approval of Company's Board of Directors, Parent, David A. Trice and Terry W. Rathert have entered into a Voting Agreement and Irrevocable Proxy with Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, the "WARBURG ENTITIES"), Thomas M. Hamilton, David R. Henderson and Richard S. Langdon under which such parties have, among other things, agreed to support the Merger upon the terms and subject to the conditions set forth therein (the "VOTING AGREEMENT");

         WHEREAS, pursuant to the Voting Agreement, the Warburg Entities have agreed to sell all of the warrants outstanding under each of the Company's Series A Warrants, Series B Warrants and Series C Warrants issued to certain of the Warburg Entities on January 7, 1999 (collectively, the "WARRANT AGREEMENTS") to Parent at the Effective Time;

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent has entered into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") with the Warburg Entities, to be effective as of the Effective Time, with respect to the shares of Parent Common Stock to be issued to the Warburg Entities in the Merger; and

         WHEREAS, for federal income tax purposes, the parties intend that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE");

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2) Merger Sub shall merge with and into Company and the separate corporate existence of Merger Sub shall cease and Company shall be the surviving corporation in the Merger (sometimes referred to herein as the "SURVIVING CORPORATION"). The Merger shall have the effects set forth in Article 5.06 of the Texas Business Corporation Act (the "TBCA"), including the Surviving Corporation's succession to and assumption of all rights and obligations of Merger Sub.

         1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective (the "EFFECTIVE TIME") upon the later of (i) the filing of the properly executed Articles of Merger relating to the Merger (the "ARTICLES OF MERGER") with the Secretary of State of Texas in accordance with the TBCA, and the issuance by the Secretary of State of Texas of a certificate of merger with respect thereto, and
(ii) at such later time as the parties shall agree and set forth in the Articles of Merger. The filing of the Articles of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions set forth in
Article VIII.

         1.3 TAX TREATMENT. It is intended that the Merger shall constitute a reorganization under Section 368(a) of the Code.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         2.1 ARTICLES OF INCORPORATION. At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended so that they are identical to the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time until thereafter amended in accordance with the terms thereof and the TBCA.

         2.2 BYLAWS. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the terms thereof and as provided by the articles of incorporation of the Surviving Corporation and the TBCA.

         2.3 DIRECTORS AND OFFICERS.

                  (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                  (b) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

         3.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock described below:

                  (a) TREASURY STOCK. All shares of common stock of Company, par value $.01 per share (including the associated preferred stock purchase rights set forth in the Company Rights Plan (as defined in Section 4.2)), "COMPANY COMMON STOCK"), that are held in Company's treasury shall be canceled and retired and no cash, capital stock or other consideration shall be delivered in exchange therefor.

                  (b) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 3.4, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(a)) shall be converted into (i) .05703 of one share (the "EXCHANGE RATIO") of Parent's common stock, par value $0.01 per share (including the associated preferred stock purchase rights set forth in the Parent Rights Plan (as defined in Section 5.2), "PARENT COMMON STOCK") or (ii) if the holder of such share has made a Unit Election (as defined in Section 3.2(b)), (A) the quotient of (x) the number of whole Trust Units (as defined in Section 7.13) elected to be received by, and that are allocated to, such holder pursuant to the procedures set forth in Section 3.2 (the "ALLOCATED TRUST UNITS" ) divided by (y) the number of shares of Company Common Stock covered by the Election Form (as defined in Section 3.2(a)) for such holder and (B) the fraction of one share of Parent Common Stock, if any, remaining after reducing the Exchange Ratio by the quotient of (x) .00054 multiplied by the Allocated Trust Units for such holder and (y) the number of shares of Company Common Stock covered by the Election Form for such holder. Such consideration, together with cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 3.4, without interest, is referred to herein as the "COMMON STOCK MERGER CONSIDERATION." All shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate ("COMMON STOCK CERTIFICATE") that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.3.

                  (c) CONVERSION OF COMPANY PREFERRED STOCK. Subject to Section 3.4, the shares of Series B 8% Cumulative Perpetual Preferred Stock, no par value, of Company ("COMPANY PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time plus all accrued and unpaid dividends shall be converted into an aggregate of 4,700,000 shares of Parent Common Stock, with each holder of Company Preferred Stock to receive a pro rata portion of such shares of Parent Common Stock based on such holder's ownership of Company Preferred Stock immediately prior to the Effective Time. Such consideration, together with cash in lieu of fractional shares thereof, as contemplated by
Section 3.4, without interest, is referred to herein as (the "PREFERRED STOCK MERGER CONSIDERATION" and, together with the Common Stock Merger Consideration, the "MERGER CONSIDERATION"). All shares of Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate ("PREFERRED STOCK CERTIFICATE" and, together with Common Stock Certificates, "STOCK CERTIFICATES") that, immediately prior to the Effective Time, represented outstanding shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Preferred Stock Merger Consideration to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.3.

                  (d) CONVERSION OF MERGER SUB COMMON STOCK. Each share of common stock of Merger Sub, par value $0.01 per share ("MERGER SUB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall from and after the Effective Time evidence ownership of the same number of shares of capital stock of the Surviving Corporation.

                  (e) PARENT COMMON STOCK. Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger.

                  (f) DIVIDENDS/DISTRIBUTIONS. No dividends or other distributions declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Stock Certificate with respect to the applicable Merger Consideration represented thereby until the holder of record of such Stock Certificate shall surrender such Stock Certificate in accordance with Section 3.3. Subject to the effect of applicable laws (including escheat and abandoned property laws), following surrender of any such Stock Certificate there shall be paid to the record holder of the certificate or certificates representing the Merger Consideration issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to Merger Consideration, and (ii) if the payment date for any dividend or distribution payable with respect to Merger Consideration has not occurred prior to the surrender of such Stock Certificate, at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Stock Certificate and a payment date subsequent to the surrender of such Stock Certificate.

                  (g) FULL SATISFACTION; NO REGISTRATION AT TRANSFER. All Merger Consideration issued upon the surrender of Stock Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Stock Certificates and Company Common Stock and Company Preferred Stock formerly represented thereby, and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of shares of Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

         3.2 ELECTION AND ALLOCATION PROCEDURES.

                  (a) An election form (an "ELECTION FORM") and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to Common Stock Certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent (as defined in Section 3.3), in such form as Parent and Company shall mutually agree shall be mailed contemporaneously with the Proxy Statement/Prospectus (as defined in Section 4.4(b)) to shareholders of record of the Company Common Stock as of the record date for the Company Shareholder Meeting (as defined in Section 7.9). Company shall use all reasonable efforts to make an Election Form available to all

Persons who become holders of record of shares of Company Common Stock between the date of mailing described in the immediately preceding sentence and the Election Deadline.

                  (b) An Election Form shall entitle the holder of shares of Company Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive whole Trust Units in lieu of all or any portion of the Parent Common Stock that such holder would otherwise receive in the Merger (a "UNIT ELECTION"). No holder of Company Common Stock may elect to receive more Trust Units than the product of (i) 105.611 and (ii) the number of shares of Company Common Stock owned by such holder, rounded down to the nearest whole Trust Unit. Unit Elections may be made only for whole Trust Units. No fractional interests in Trust Units will be issued. Shareholders of record of Company Common Stock who hold shares of Company Common Stock as nominees, trustees or in other representative capacities may submit multiple Election Forms provided that such representative certifies that each such Election Form covers all the shares of Company Common Stock held by that representative for a particular beneficial owner.

                  (c) To be effective, a properly completed Election Form must be submitted to the Exchange Agent on or before 5:00 p.m. Houston, Texas time on the second business day prior to the date of the Company Shareholder Meeting (as defined in Section 7.9) (or such other time and date as Parent and Company may mutually agree) (the "ELECTION DEADLINE" ). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Common Stock Certificates (or customary affidavits and, if required by Parent pursuant to Section 3.3, indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. A holder of Company Common Stock may, at any time prior to the Election Deadline, change such holder's election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. The obligation to deliver Common Stock Certificates may be satisfied by delivering a guarantee of delivery of such Common Stock Certificates, as set forth in the Election Form, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, provided such Common Stock Certificates are in fact delivered by the time set forth in such guarantee of delivery. A holder of Company Common Stock may, at any time prior to the Election Deadline, revoke such holder's election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of such shareholder's Common Stock Certificates, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent and Company that this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall determine, in its sole and absolute discretion, whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and the decision of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall have any obligation to notify any Person of any defect in an Election Form submitted to the Exchange Agent.

                  (d) Within ten business days after the later to occur of the Election Deadline or the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock of rights to receive Trust Units as follows:

                           (i) If, in the aggregate, the holders of Company
Common Stock elect to receive no more than 42,487,395 Trust Units, then the full number of Trust Units elected to be received by each electing shareholder shall be allocated to such shareholder; and

                           (ii) If, in the aggregate, the holders of Company of
Common Stock elect to receive more than 42,487,395 Trust Units, then each electing holder shall be allocated a number of whole Trust Units equal to the sum of (A) the lesser of (1) the number of Trust Units such electing holder elected to receive and (2) the number of shares of Company Common Stock covered by the Election Form for such holder plus (B) the product of (1) the result of 42,875,395 less the aggregate number of Trust Units allocated to all electing holders pursuant to clause (A) above multiplied by (2) a fraction the numerator of which is the amount, if any, by which the number of Trust Units such electing holder elected to receive exceeds the number of Trust Units allocated to such holder pursuant to clause (A) above and the denominator of which is the amount by which the aggregate number of Trust Units elected to be received by all electing holders exceeds the aggregate number of Trust Units allocated to all electing holders pursuant to clause (A) above, rounded down to the nearest whole Trust Unit.

         3.3 SURRENDER AND EXCHANGE.

                  (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall authorize one or more transfer agent(s) reasonably acceptable to Company to act as exchange agent hereunder (the "EXCHANGE AGENT") with respect to the Merger. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent for the benefit of the holders of Company Common Stock and Company Preferred Stock, for exchange in accordance with this Section 3.3 through the Exchange Agent, certificates representing the shares of Parent Common Stock and Trust Units issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock and certificates representing the shares of Parent Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Preferred Stock plus accrued and unpaid dividends with respect thereto (such shares of Parent Common Stock and Trust Units, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the applicable Merger Consideration in exchange for surrendered Stock Certificates pursuant to Section 3.1 out of the Exchange Fund. If an allocation is necessary pursuant to Section 3.2(d)(ii), upon completion of such allocation, the Exchange Agent shall return any excess shares of Parent Common Stock and Trust Units to Parent. Except as contemplated by Section 3.3(e), the Exchange Fund shall not be used for any other purpose.

                  (b) LETTER OF TRANSMITTAL. Promptly after the Effective Time, but in any event not later than five Business Days (as defined below) thereafter, Parent shall cause the Exchange Agent to mail to each shareholder of record of Company at the Effective Time who did not submit a properly completed and executed Election Form accompanied by an appropriately endorsed Stock Certificate or Certificates representing all of the shares of Company Common Stock owned by such holder (or, alternatively, by an appropriate guarantee of delivery) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Stock Certificates shall pass only upon delivery of the Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the exchange of such Stock Certificates for the Common Stock Merger Consideration (with respect to the Company Common Stock) or the Preferred Stock Merger Consideration (with respect to the Company Preferred Stock). Provision also shall be made for holders of Company Preferred Stock to procure in person immediately after the Effective Time a letter of transmittal and instructions and to deliver in person immediately after the Effective Time such letter of transmittal and Preferred Stock Certificates representing the Company Preferred Stock in exchange for the applicable Preferred Stock Merger Consideration. For purposes of this Agreement, "BUSINESS DAY" means any date that is not a Saturday or Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

                  (c) RIGHT TO RECEIVE MERGER CONSIDERATION. After the Effective Time, Stock Certificates shall represent the right, upon surrender thereof to the Exchange Agent, together with a duly executed and properly completed letter of transmittal relating thereto, to receive in exchange therefor the applicable Merger Consideration subject to any required tax withholding, and the Stock Certificates so surrendered shall be canceled. No interest will be paid or will accrue on any cash amount payable upon the surrender of any such Stock Certificates. Until so surrendered, each such Stock Certificate shall, after the Effective Time, represent for all purposes only the right to receive the applicable Merger Consideration.

                  (d) TRANSFER. If any Merger Consideration is to be paid to a Person (as defined below) other than the registered holder of the Stock Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Stock Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority (as defined in Section 4.4(b)).

                  (e) TERMINATION OF EXCHANGE FUND. Any Merger Consideration in the Exchange Fund that remains unclaimed by the holders of Company Common Stock or Company Preferred Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such holder's Stock Certificates in accordance with this Section 3.3 prior to that time shall thereafter look only to Parent, as a general creditor thereof, to exchange such Stock Certificates for the Merger Consideration to which such holder is entitled pursuant to Section 3.1. If outstanding Stock Certificates are not surrendered prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which any Merger Consideration deliverable in respect of such Stock Certificates would otherwise escheat to or become the property of any governmental unit or agency), the Merger Consideration deliverable in respect of such Stock Certificates shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Company, the Surviving

Corporation, the Exchange Agent or any other Person shall be liable to any holder of Stock Certificates for any amount paid, or Merger Consideration delivered, to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) LOST STOCK CERTIFICATES. If any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Stock Certificate the Merger Consideration in respect thereof pursuant to this Agreement.

                  (g) WITHHOLDING OF TAX. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock or Company Preferred Stock such amounts as Parent (or any affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign tax law. To the extent that amounts are properly withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock or Company Preferred Stock in respect of which such deduction and withholding was made by Parent.

                  (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent may invest any cash included in the Exchange Fund in deposit accounts (of commercial banks having capital and surplus in excess of $100 million) or short-term money market funds (having assets in excess of $1 billion), as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. Parent shall deposit with the Exchange Agent as part of the Exchange Fund cash in an amount equal to any loss of principal resulting from such investments promptly after the incurrence of such a loss.

         3.4 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Stock Certificates pursuant to this Article III, and, except as provided in this Section 3.4, no dividend or other distribution, stock split or interest shall relate to any such fractional interest, and such fractional interests shall not entitle the owner thereof to vote or to any rights of an interest holder of Parent. In lieu of any fractional interest, each holder of shares of Company Common Stock and Company Preferred Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Stock Certificates for exchange pursuant to Section 3.3 shall be paid an amount in cash (without interest) as hereinafter provided. Parent shall instruct the Exchange Agent to determine the number of whole shares and fractional shares of Parent Common Stock allocable to each holder of record of Company Common Stock and Company Preferred Stock at the Effective Time, to aggregate all such fractional shares into whole shares, to sell whole shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale, after making appropriate deductions of the amount, if any, required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by Parent.

         3.5 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at a location in Houston, Texas mutually acceptable to Company and Parent, at 10:00 a.m., local time, on the day (the "CLOSING DATE") on which all of the conditions set forth in Article VIII are satisfied or waived (other than conditions that can be satisfied only by delivery of certificates or other documents at the Closing and where such delivery is in the control of a party hereto), or at such other date and time as Company and Parent shall otherwise agree. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Articles of Merger to be filed with the Secretary of State of the State of Texas.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Merger Sub as follows:

         4.1 ORGANIZATION AND QUALIFICATION.

                  (a) Each of Company and its Subsidiaries is a corporation, limited liability company, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization, and is duly qualified to do business and is in good standing in the jurisdictions set forth in Section 4.1(a) of the disclosure schedule delivered to Parent contemporaneously with the execution hereof (the "COMPANY DISCLOSURE SCHEDULE"), which includes each jurisdiction in which the character of the properties owned by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not reasonably be expected to result in a Company Material Adverse Effect (as defined below). Each of Company and its Subsidiaries has all requisite corporate or similar power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Each of Company and its Subsidiaries has made available to Parent a complete and correct copy of its articles of incorporation and bylaws (or similar organizational documents), each as amended to date, and such copies as so delivered are in full force and effect.

                  (b) For purposes of this Agreement, (i) a "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change, effect, event, occurrence or state of facts that is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, properties or results of operations of Company and its Subsidiaries, taken as a whole, or that would reasonably be expected to materially impair the ability of Company to perform its obligations under this Agreement or to consummate the Merger; provided that Company Material Adverse Effect shall not include changes or effects arising out of or resulting from (A) the economy in general or (B) the oil and gas exploration and production industry in general (including, without limitation, changes in commodity prices, changes in prices for drilling goods and services and regulatory changes) and (ii) "SUBSIDIARY" shall mean, with respect to any party, any corporation or other organization whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited liability company.

         4.2 CAPITALIZATION.

                  (a) The authorized capital stock of Company consists of 150,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, no par value per share, of which 1,000,000 shares have been designated as $200 Series A Junior Participating Preferred Stock ("COMPANY SERIES A PREFERRED STOCK") and 3,000,000 shares have been designated as Company Preferred Stock. As of the date of this Agreement, (i) 42,487,395 shares of Company Common Stock were issued and outstanding, (ii) 826,121 shares of Company Common Stock were held in treasury, (iii) no shares of Company Series A Preferred Stock were issued and outstanding, (iv) 1,937,450 shares of Company Preferred Stock were issued and outstanding, (v) options to acquire an aggregate of 2,306,837 shares of Company Common Stock were outstanding under all stock option plans and agreements of Company or its Subsidiaries, (vi) warrants to purchase 21,000,000 shares of Company Common Stock were outstanding under the Warrant Agreements (8,000,000 of which are represented by Series C Warrants which are stock appreciation rights unless Company elects otherwise) and (vii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Company shareholders may vote ("COMPANY VOTING DEBT") were issued or outstanding. All such outstanding shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. Section 4.2(a) of the Company Disclosure Schedule sets forth a detailed description of all options, warrants or other rights to purchase Company Common Stock outstanding under each of the stock option plans of the Company (the "COMPANY STOCK OPTION PLANS") and the Warrant Agreements, including the term and exercise price, as applicable, of such options, warrants or other rights. Except as set forth above or in Section 4.2(a) of the Company Disclosure Schedule, and other than pursuant to this Agreement, the Company Preferred Stock and the Rights set forth in the Rights Agreement dated as of September 10, 1996, by and between Company, as successor to Lone Star Energy Plant Operations, Inc. and Computershare Investor Services, LLC (as successor to Harris Trust Company of New York), as Rights Agent (as amended, the "COMPANY RIGHTS PLAN"), there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. Except for any amendments filed prior to the date of this Agreement with the Company SEC Reports (as defined below) and the amendment adopted excepting the Voting Agreement and the Merger Agreement, a copy of which has been provided to Parent, the Company Rights Plan has not been amended, and no amendment thereof is proposed. No Distribution Date (as defined in the Company Rights Plan) has occurred within the meaning of the Company Rights Plan, and the execution and delivery of this Agreement and the actions and consummation of the transactions contemplated hereby will not result in the occurrence of a Distribution Date.

                  (b) Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each Company Subsidiary, there are no irrevocable proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued because of any options, warrants, rights to subscribe to, calls or commitments, understandings or other agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, all such shares so owned by Company are validly issued, fully paid and nonassessable and are owned by it free and clear of all Liens (as defined herein).

                  (c) Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, there are not as of the date hereof and there will not be at the Effective Time any shareholder agreements, voting trusts or other agreements or understandings to which Company is a party relating to the voting of any shares of the capital stock of Company that will limit in any way the solicitation of proxies by or on behalf of Company from, or the casting of votes by, the shareholders of Company with respect to the Merger. Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, there are no restrictions on Company to vote the stock of any of its Subsidiaries.

         4.3 AUTHORITY. The Board of Directors of Company has, by the unanimous vote of the directors voting thereon, adopted the Agreement and approved the Merger and the transactions contemplated thereby and declared the Merger and the Agreement to be advisable and in the best interests of the shareholders of Company. Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in Section 4.23) as contemplated by Section 7.9, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and (subject to obtaining the Company Shareholders' Approval) the consummation of the transactions contemplated hereby have been duly and validly authorized by Company's Board of Directors, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery hereof by the other parties hereto and obtaining the Company Shareholders' Approval, constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the "ENFORCEABILITY EXCEPTION").

         4.4 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Company of its obligations hereunder will not:

                  (a) subject to obtaining the Company Shareholders' Approval as contemplated by Section 7.9, conflict with any provision of Company's articles of incorporation or bylaws or the articles of incorporation or bylaws (or other similar organizational documents) of any of its Subsidiaries;

                  (b) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to any governmental or regulatory authority or agency (a "GOVERNMENTAL AUTHORITY"), except for (i) applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing of the Articles of Merger with the Secretary of State of Texas and the issuance by the Secretary of State of Texas of a certificate of merger with respect thereto, (iii) the filing with the Securities and Exchange Commission ("SEC") of (x) a proxy statement/prospectus in preliminary and definitive form relating to the meeting of Company's shareholders to be held in connection with the Merger (the "PROXY STATEMENT/PROSPECTUS") and filings under Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (y) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby and (z) one or more registration statements to be filed by Parent and the Trust in connection with the Merger (collectively, the "REGISTRATION STATEMENT") and such other filings under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act and the rules and regulations thereunder, including Rule 425 under the Securities Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations and regulations, declarations and filings, as may be required under applicable state securities or blue sky laws, (v) such governmental or tribal consents, qualifications or filings as are customarily obtained or made following the transfer of interests in oil and gas properties ("CUSTOMARY POST CLOSING CONSENTS") and (vi) approvals and registrations that, if not obtained or made, would not reasonably be expected to have a Company Material Adverse Effect;

                  (c) except as set forth in Section 4.4(c) of the Company Disclosure Schedule, require any consent, waiver, approval or result in any violation of or the breach of or constitute a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

                  (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Company or any of its Subsidiaries;

                  (e) result in the creation of any lien, mortgage, pledge, security interest, encumbrance, claim or charge of any kind (collectively, "LIENS") upon any material properties or assets or on any shares of capital stock of Company or any of its Subsidiaries under any agreement or instrument to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their properties or assets is bound; or

                  (f) result in any holder of any securities of Company being entitled to appraisal, dissenters' or similar rights.

         4.5 COMPANY SEC REPORTS. Company has filed with the SEC, and has heretofore made available (provided that all documents filed by Company electronically with the SEC and publicly available prior to the date hereof shall be deemed available) to Parent true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto, but excluding preliminary materials), required to be filed with the SEC since January 1, 1999 under the Securities Act or the Exchange Act (collectively, the "COMPANY SEC REPORTS"). As of their respective dates, such Company SEC Reports (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.6 COMPANY FINANCIAL STATEMENTS. Except as set forth in Section 4.6 of the Company Disclosure Schedule, each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Company and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Company and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

         4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports (including the financial statements and notes thereto included therein) filed prior to the date of this Agreement or in Section 4.7 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that would reasonably be expected to have a Company Material Adverse Effect other than (i) liabilities adequately provided for on, or described with reasonable specificity in the notes to, the balance sheet of Company dated as of March 31, 2002 contained in Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2002 (the "COMPANY BALANCE SHEET") and (ii) liabilities incurred in the ordinary course of business after March 31, 2002.

         4.8 ABSENCE OF CERTAIN CHANGES.

                  (a) Except as contemplated by this Agreement, as set forth in
Section 4.8 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2001
(a) Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, (c) except for normal dividends on the Company Preferred Stock, there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company or any repurchase, redemption or other acquisition by Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Company or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Company or any of its Subsidiaries, (e) there has not been any change in any method of accounting or accounting practice or any tax method, practice or election by Company or any of its Subsidiaries, except for any such change required because of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of Company and (f) there has not been any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had a Company Material Adverse Effect.

         4.9 NO DEFAULT. Neither Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective articles of incorporation or bylaws (or other similar organizational documents), (ii) except as disclosed in Section 4.9 of the Company Disclosure Schedule, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Company or any of its Subsidiaries is now a party or by which Company or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Company or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

         4.10 TAXES. Except as otherwise disclosed in Section 4.10 of the Company Disclosure Schedule:

                  (a) Company and each of its Subsidiaries have timely filed all Tax Returns (as defined below) required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and any amendments thereto are or will be true, complete and correct in all material respects. Company and each of its Subsidiaries have paid (or made adequate provision in Company's consolidated financial statements for) all Taxes (as defined below), due with respect to any period (or portion thereof) ending prior to or as of the Closing Date. Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                  (b) No Audit (as defined below) by a Tax Authority (as defined below) is pending with respect to any Tax Returns filed by, or Taxes due from, Company or any of its Subsidiaries. No material deficiency or adjustment for any Taxes has been proposed, asserted or assessed against Company or any of its Subsidiaries. There are no liens for Taxes upon the assets of Company or any of its Subsidiaries, except liens for current Taxes not yet delinquent.

                  (c) Neither Company nor any of its Subsidiaries has given any waiver of statutes of limitations relating to the payment of Taxes, has executed any powers of attorney with respect to Tax matters, or has agreed to any extension of time with respect to a Tax assessment or deficiency, which will be outstanding as of the Closing Date. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.

                  (d) Section 4.10 of the Company Disclosure Schedule lists all federal and material state income Tax Returns filed with respect to the Company or any of its Subsidiaries for the six taxable years ending prior to the date hereof, indicates those Tax Returns that have been audited, indicates those Tax Returns that are currently the subject of Audit, and indicates those Tax Returns whose Audits have been closed.

                  (e) No payments are due or will become due by the Company or any of its Subsidiaries pursuant to any Tax allocation or sharing agreement or arrangement or any Tax indemnification agreement.

                  (f) None of the property of Company or any of its Subsidiaries is held in an arrangement that could be classified as a partnership for Tax purposes, and neither Company nor any of its Subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), foreign personal holding company (as defined in Section 552 of the Code), passive foreign investment company (as defined in section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of any of Company and its Subsidiaries.

                  (g) Neither Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

                  (h) Neither Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or (ii) has any liability for the Taxes of any Person (other than Company and any of its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (i) Neither Company nor any of its Subsidiaries has been a party to a distribution of stock pursuant to section 355 of the Code during the two-year period preceding the date hereof as either a distributing corporation or a controlled corporation, as those terms are defined in section 355(a) of the Code.

                  (j) As used in this Agreement, (i) "AUDIT" shall mean any audit, assessment of Taxes, other examination by any tax attorney, proceeding or appeal of such proceeding relating to Taxes; (ii) "TAXES" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; (iii) "TAX AUTHORITY" shall mean the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes; and (iv) "TAX RETURNS" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return.

         4.11 LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 4.11 of the Company Disclosure Schedule and for matters that would not reasonably be expected to have a Company Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to Company's knowledge, threatened against or affecting Company or any of its Subsidiaries, and Company has no knowledge of any facts that would reasonably be expected to give rise to any such suit, claim, action, proceeding or investigation. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or Section 4.11 of the Company Disclosure Schedule and for matters that would not reasonably be expected to have a Company Material Adverse Effect, there is not in existence any order, judgment, injunction or decree of any court or other tribunal or other agency or arbitrator enjoining or requiring Company or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties. Notwithstanding the foregoing, no representation or warranty in this Section 4.11 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 4.13.

         4.12 EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) Section 4.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all employee benefit plans (whether or not described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and incentive and compensation plans, contracts, agreements and arrangements (written or oral) of every type, including severance pay, sick leave, vacation pay, salary continuation for disability, change of control, employment and consulting agreements, retirement, deferred compensation, bonus, long-term incentive, stock option, restricted stock, phantom equity, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs or other similar plans or programs sponsored, maintained, contributed to, or obligated to be contributed to by Company or any of its Subsidiaries or with respect to which Company or any of its Subsidiaries has any liability (contingent, secondary or otherwise) (the "COMPANY EMPLOYEE BENEFIT PLANS"). True and complete copies of each Company Employee Benefit Plan, their summary plan descriptions, funding instruments, if applicable, and all amendments have been furnished to Parent. Except for the Company Employee Benefit Plans, neither Company nor any of its Subsidiaries maintains or has any fixed or contingent liability with respect to any other employee benefit or compensation plan, program, policy, arrangement or agreement.

                  (b) There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding any Company Employee Benefit Plan with any Governmental Authority or the furnishing of such documents to the participants or beneficiaries of the Company Employee Benefit Plans. With respect to the Company Employee Benefit Plans, there exists no condition or set of circumstances that, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect. With respect to the Company Employee Benefit Plans, there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted, in accordance with GAAP, on the financial statements of Company. All contributions required to be made to or pursuant to the terms of each of the Company Employee Benefit Plans have been timely made.

                  (c) The Company Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and in accordance with all applicable federal and state laws, and none of Company, any of its Subsidiaries, and, to the knowledge of Company, any other "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Code) with respect to any of the Company

Employee Benefits Plans has engaged in any "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

                  (d) Except as otherwise set forth in Section 4.12(d) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will result in any payment becoming due to any employee or group of employees of either the Company or any Subsidiary.

                  (e) Each Company Employee Benefit Plan intended to be a qualified plan under section 401(a) of the Code either has received a favorable determination letter from the IRS that such plan complies with the requirements of GUST (as such term is commonly used by tax practitioners) or a timely application for such a letter has been made and is pending with the IRS.

                  (f) There are no pending or, to Company's knowledge, threatened actions, suits, audits, investigations, claims or proceedings against or relating to any Company Employee Benefit Plan (other than routine claims for benefits thereunder).

                  (g) Except as set forth in Section 4.12(g) of the Company Disclosure Schedule, in connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, vesting or provision of other rights have or will be made that would result in an excess parachute payment, as defined in section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or provision to be triggered.

                  (h) Except as set forth in Section 4.12(h) of the Company Disclosure Schedule, each Company Employee Benefit Plan may be unilaterally terminated at any time by Company without liability, other than for benefits accrued thereunder prior to such termination.

                  (i) Except as set forth in Section 4.12(i) of the Company Disclosure Schedule, neither Company nor any Subsidiary has any obligation to provide health or other welfare benefits to any person after his termination of employment except as required by sections 601 through 609 of ERISA.

                  (j) Except as set forth in Section 4.12(j) of the Company Disclosure Schedule, no Company Employee Benefit Plan is subject to Title IV of ERISA.

                  (k) Company has taken all necessary action to cause the EEX Corporation Deferred Compensation Plan for Directors and the EEX Corporation Deferred Compensation Plan to be terminated as of or prior to the Effective Time in accordance with the draft board of directors and compensation committee resolutions provided to Parent.

                  (l) Company has taken all necessary action to cause all unexercised options to acquire Company Common Stock to terminate at or prior to the Effective Time in accordance with the draft compensation committee resolutions provided to Parent.

         4.13 ENVIRONMENTAL LIABILITY. Except as set forth in Section 4.13 of the Company Disclosure Schedule:

                  (a) The businesses of Company and its Subsidiaries have been and are operated in material compliance with all federal, state and local statutes, regulations or rules relating to the regulation or protection of human health, safety or the environment, including, without limitation, the federal Clean Water Act, Oil Pollution Act, Safe Drinking Water Act, Resource Conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Materials Transportation Act, Solid Waste Disposal Act, Toxic Substances Control Act and Emergency Planning and Community Right-to-Know Act and analogous state and local laws, each as amended and currently in effect (together, the "ENVIRONMENTAL LAWS").

                  (b) Neither Company nor any of its Subsidiaries has caused or allowed the generation, treatment, storage, discharge, release, disposal or transport of any pollutant, contaminant or waste that is regulated by any Governmental Authority or any material that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," or "toxic substance" under any Environmental Laws ("HAZARDOUS SUBSTANCES") at any of its properties or facilities, except in material compliance with all Environmental Laws and then only in a manner that does not give rise to any potentially material remedial obligations compelled by any Governmental Authority under Environmental Laws.

                  (c) Neither Company nor any of its Subsidiaries has received any written notice from any Governmental Authority or third party alleging or concerning any potentially material violation by Company or any of its Subsidiaries of, or responsibility or liability of Company or any of its Subsidiaries under, any Environmental Law. There are no pending, or to the knowledge of Company, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of Company or any of its Subsidiaries alleging or concerning any violation of or responsibility or liability under any Environmental Law that, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect.

                  (d) Company and its Subsidiaries are in possession of and in material compliance with all material approvals, permits, licenses, registrations and similar type authorizations required by, all Governmental Authorities under Environmental Laws for the operation of the businesses of Company and its Subsidiaries as currently conducted.

                  (e) To Company's knowledge, no claims have been asserted or threatened against Company or its Subsidiaries for any personal injury or property damage alleged to arise out of exposure to Hazardous Substances used, handled, generated, transported or disposed by Company or its Subsidiaries, except as would not reasonably be expected to result in liabilities that have a Company Material Adverse Effect.

         4.14 COMPLIANCE WITH APPLICABLE LAWS. Except for Customary Post-Closing Consents, Company and its Subsidiaries hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of Governmental Authorities (collectively, "COMPANY PERMITS") required or necessary to construct, own, operate, use and/or maintain their respective properties and conduct their operations as currently conducted, except for such Company Permits, the lack of which, individually or in the aggregate, would not reasonably be expected to have a Company Material

Adverse Effect. Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not reasonably be expected to have a Company Material Adverse Effect. The businesses of Company and its Subsidiaries are not being, and neither Company nor any of its Subsidiaries has received any notice from any Person that any such business has been or is being, conducted in violation of any law, statute, code, order, ordinance or regulation, including any law, ordinance or regulation relating to energy regulations and occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not reasonably be expected to result in a Company Material Adverse Effect; provided, however, notwithstanding the foregoing, no representation or warranty in this Section 4.14 is made with respect to Taxes, ERISA matters or Environmental Laws, which are covered exclusively by the provisions set forth in Sections 4.10, 4.12 and 4.13.

         4.15 INSURANCE. Company has made available to Parent a true, complete and correct copy of each insurance policy or the binder therefor relating to Company or its Subsidiaries that are currently in effect. The transactions contemplated hereby will not materially adversely affect coverage under such policies or binders. With respect to each insurance policy or binder, none of Company, any of its Subsidiaries or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and Company does not know of any occurrence or any event which (with or without notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under any such policy, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Section 4.15 of the Company Disclosure Schedule describes any self-insurance arrangements affecting Company or its Subsidiaries.

         4.16 LABOR MATTERS; EMPLOYEES.

                  (a) Except as otherwise set forth in Section 4.16(a) of the Company Disclosure Schedule, no employees of Company or any of its Subsidiaries are represented by any labor organization. No labor organization or group of employees of Company or any of its Subsidiaries has made a demand for recognition or certification as a union or other labor organization, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving Company or any of its Subsidiaries pending with any labor organization or group of employees of Company or any of its Subsidiaries.

                  (b) Each of Company and its Subsidiaries is in compliance with all laws, rules, regulations and orders relating to the employment of labor, including all such laws, rules, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding or social security taxes and similar taxes, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         4.17 INTELLECTUAL PROPERTY. Company and its Subsidiaries own or license, or otherwise have the right to use, all patent, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("INTELLECTUAL PROPERTY") currently used in the conduct of the business of Company and its Subsidiaries. To Company's knowledge, Company's and its Subsidiaries' use of the Intellectual Property does not infringe on the rights of any Person and no Person is infringing on any right of Company or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Company's knowledge, threatened that Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property.

         4.18 PROPERTIES.

                  (a) Except for goods and other property sold, used or otherwise disposed of since December 31, 2001 in the ordinary course of business and except as set forth in Section 4.18 of the Company Disclosure Schedule, Company and its Subsidiaries have Good and Marketable Title (as defined below), in and to all real properties, interests in real properties and other assets (including Company's Oil and Gas Interests (as defined in Section 4.19(b) but excluding personal property) included as an asset on the Company Balance Sheet and good and defensible title to all personal properties, interests in properties and other assets included as an asset on the Company Balance Sheet, free and clear of any Liens, except (i) Liens associated with obligations reflected in the Company Balance Sheet, (ii) Liens for current taxes not yet due and payable, (iii) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar liens, charges or encumbrances arising in the ordinary course of business to the extent (A) the same have not yet become due and payable, (B) payment is being withheld as provided by law or
(C) their validity is being contested in good faith by appropriate action, (iv) all rights to consent by, required notices to, filings with, or other actions by any Governmental Authority in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance, and (v) such imperfections of title, easements and Liens as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.18 of the Company Disclosure Schedule, all leases and other agreements pursuant to which Company or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing and are valid and enforceable in accordance with their terms, and all royalties, rentals and other payments due by Company or any of its Subsidiaries to any lessor of any such oil and gas leases have been paid, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There have been no material changes proposed in the production allowables for any wells included in the Oil and Gas Interests of Company and its Subsidiaries.

                  (b) "GOOD AND MARKETABLE TITLE" means such title that: (i) is deducible of record (from the records of the applicable parish or county or (A) in the case of federal leases, from the records of the applicable office of the Minerals Management Service or Bureau of Land Management, (B) in the case of Indian leases, from the applicable office of the Bureau of Indian Affairs, (C) in the case of state leases, from the records of the applicable state land office) or is assignable to Company or its Subsidiaries out of an interest of record (as so defined) because of the performance by Company or its Subsidiaries of all operations required to earn an enforceable right to such assignment; (ii) is free from reasonable doubt to the end that a prudent purchaser engaged in the business of owning, developing and operating producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept and pay full value for the same and a prudent lender would be willing to lend against it as collateral without discount for title matters; (iii) except as set forth in Section 4.18(b)(iii) of the Company Disclosure Schedule, entitles Company or its Subsidiaries to receive a percentage of Hydrocarbons produced, saved and marketed from such well or property not less than the interest set forth in the Company Reserve Report with respect to each proved property evaluated therein under the caption "Net Revenue Interest" or "NRI" without reduction during the life of such property except as stated in the Company Reserve Report; (iv) obligates Company and its Subsidiaries to pay costs and expenses relating to each such proved property in an amount not greater than the interest set forth under the caption "Working Interest" or "WI" in the Company Reserve Report with respect to such property without increase over the life of such property except as shown on the Company Reserve Report; and (v) does not restrict the ability of Company or its Subsidiaries to use the properties as currently intended.

         4.19 RESERVE REPORT.

                  (a) Company has furnished Parent estimates of Company's oil and gas reserves attributable to Company's Oil and Gas Interests (as defined below) as of January 1, 2002 in reports as described in Section 4.19 of the Company Disclosure Schedule (collectively, the "COMPANY RESERVE REPORT"). The factual, non-interpretive data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth therein and in any supplement thereto or update thereof, each of which has been furnished to Parent, was accurate in all material respects, and Company has no knowledge of any material errors in such information that existed at the time such information was provided. There has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected to have a Company Material Adverse Effect. Set forth in Section 4.19 of the Company Disclosure Schedule is a list of all material Oil and Gas Interests of Company that were included in the Company Reserve Report that have been disposed of prior to the date of this Agreement. To the knowledge of Company, and based on the information given to Company by third-party operators for all wells not operated by Company, the Company Payout Balances (as defined below) for each of the wells as used in the Company Reserve Report were accurate in all material respects as of the dates to which Company had calculated them.

                  (b) For purposes of this Agreement, "OIL AND GAS INTERESTS" means (i) direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other nonworking interests and nonoperating interests; (ii) all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons (collectively, "HYDROCARBONS") and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions;
(iii) all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (iv) all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

                  (c) For purposes of this Agreement, "COMPANY PAYOUT BALANCES" means the status, as of the dates of Company's calculations, of the recovery by Company or a third party of a cost amount specified in the contract relating to a well out of the revenue from such well where the net revenue interest of Company therein will be reduced or increased when such amount has been recovered.

         4.20 OPERATIONS; EQUIPMENT. Except as otherwise set forth in Section
4.20 of the Company Disclosure Schedule:


                  (a) all wells included in the Oil and Gas Interests of Company and its Subsidiaries have been drilled and (if completed) completed, operated and produced in accordance with good oil and gas field practices and in compliance in all respects with applicable oil and gas leases and applicable Laws, except where any failure or violation has not had, and would not reasonably be expected to have, a Company Material Adverse Effect; and

                  (b) to the knowledge of Company, all equipment and machinery currently in use and material to the operation of the Oil and Gas Interests of Company and of its Subsidiaries as conducted prior to the date hereof are in reasonable working condition, ordinary wear and tear excepted.

         4.21 PREPAYMENTS; HEDGING; CALLS. As of the date hereof, except as set forth in Section 4.21 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement:

                  (a) neither Company nor any of the Company Subsidiaries has any outstanding obligations for the delivery of Hydrocarbons attributable to any of the Oil and Gas Interests of Company or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor;

                  (b) neither Company nor any of the Company Subsidiaries is bound by any future, hedge, swap, collar, put, call, floor, cap, option or other contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, interest rates, currencies or securities (each, a "HEDGING TRANSACTION"); and

                  (c) no Person has any call upon, option to purchase, or similar rights with respect to the production of Hydrocarbons attributable to the Oil and Gas Interests of Company and its Subsidiaries, except for any such call, option or similar right at market prices, and upon consummation of the transactions contemplated by this Agreement, Company or its Subsidiaries will have the right to market production from the Oil and Gas Interests of Company and its Subsidiaries on terms no less favorable than the terms upon which such production is currently being marketed.

         4.22 RESTRICTIVE AGREEMENTS. Except as set forth in Section 4.22 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to, or bound by, any contract, agreement or similar arrangement which upon the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby would purport to restrict, by virtue of a confidentiality, non-competition, territorial exclusivity or other provision, the scope of the business or operation of Parent or any of its affiliates (other than Company and its Subsidiaries) geographically or otherwise; provided, however, any agreement that would purport to restrict Parent or any of its affiliates scope of business with respect to a territorial area of less than 5,000 acres onshore or two federal offshore blocks in the Gulf of Mexico, shall not be deemed to be a restrictive agreement for purposes of this Section 4.22.

         4.23 REQUIRED SHAREHOLDER VOTE OR CONSENT. The only vote of the holders of any class or series of Company's capital stock that will be necessary to approve this Agreement and the Merger and the other transactions contemplated hereby is the affirmative vote by the holders of (i) two-thirds of the votes entitled to be cast by the holders of record of the outstanding shares of Company Common Stock and Company Preferred Stock (voting together as a single class) on the applicable record date, (ii) two-thirds of the votes entitled to be cast by the holders of record of the outstanding shares of Company Common Stock (voting as a separate class) on the applicable record date and (iii) a majority of the votes entitled to be cast by the holders of record of the outstanding shares of Company Preferred Stock (voting as a separate class) on the applicable record date to approve this Agreement and the Merger (collectively, the "COMPANY SHAREHOLDERS' APPROVAL").

         4.24 BROKERS. No broker, finder or investment banker (other than Morgan Stanley, J.P. Morgan Securities Inc. and Evercore, the fees and expenses of which will be paid by Company) is entitled to any brokerage, finder's fee or other fee or commission payable by Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Company or any of its Subsidiaries. Company has provided Parent with a copy of all agreements with Morgan Stanley, J.P. Morgan Securities Inc. and Evercore related to the transactions contemplated by this Agreement.

         4.25 TAX MATTERS. As of the date hereof, the representations set forth in the numbered paragraphs of the form of Certificate of Company attached hereto as EXHIBIT A (the "COMPANY TAX CERTIFICATE") are true and correct, assuming for purposes of this representation and warranty that the Merger referred to in such form had been consummated on the date hereof.

         4.26 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Company has received the opinions of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. to the effect that, as of the date of such opinion, the aggregate consideration to be received by the holders of the Company Common Stock is fair, from a financial point of view, to such holders.

         4.27 RIGHTS PLAN; TAKEOVER STATUTES; ETC.. Company has taken all action so that (a) neither Parent nor any of its affiliates will be an "Acquiring Person" under the Company Rights

Plan, (b) neither Parent nor any of its affiliates will be a "Related Person" under Article Ten of Company's articles of incorporation as a result of (i) the execution of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby and (ii) the acquisition by Parent or its affiliates of less than 18% of the outstanding Company Common Stock and
(c) the restrictions contained in Article 13 of the TBCA, and any other similar law, will not apply to Parent or any of its affiliates. Company has provided Parent with a true and correct copy of all such actions.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby jointly and severally represent and warrant to Company as follows:

         5.1 ORGANIZATION AND QUALIFICATION.

                  (a) Each of Parent, Merger Sub and Newfield Exploration Mid-Continent, Inc., a Delaware corporation ("MID-CONTINENT"), is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not reasonably be expected to result in a Parent Material Adverse Effect (as defined below). Each of Parent, Merger Sub and Mid-Continent has all requisite corporate or similar power and authority to own, use or lease its properties and to carry on its business as it is now being conducted.

                  (b) For purposes of this Agreement, a "PARENT MATERIAL ADVERSE EFFECT" shall mean any change, effect, event, occurrence or state of facts that is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, properties or results of operations of Parent and its Subsidiaries, taken as a whole, or that would reasonably be expected to materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger; provided that Parent Material Adverse Effect shall not include changes or effects arising out of or resulting from (A) the economy in general or (B) the oil and gas exploration and production industry in general (including, without limitation, changes in commodity prices, changes in prices for drilling goods and services and regulatory changes).

         5.2 CAPITALIZATION.

                  (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 100,000 shares have been designated as Junior Participating Preferred Stock. As of the date of this Agreement, (i) 45,261,333 shares of Parent Common Stock were issued and outstanding, (ii) 867,992 shares of Parent Common Stock were held in treasury, (iii) no shares of preferred stock of Parent were issued and outstanding, (iv) options to acquire an aggregate of no more than 3,550,000 shares of Parent Common Stock were outstanding under all plans and agreements of Parent or its Subsidiaries and (v) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Parent stockholders may vote ("PARENT VOTING DEBT") were issued or outstanding (other than $143,750,000 (2,875,000 securities) of 6.5% Cumulative Quarterly Income Convertible Securities (the "TRUST PREFERRED SECURITIES") of Newfield Financial Trust I, which are convertible at the option of the holder at any time into Parent Common Stock at the rate of 1.3646 shares of Parent Common Stock per Trust Preferred Security). All such outstanding shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth above and as contemplated by (w) this Agreement, (x) the Rights Agreement, dated as of February 12, 1999, between Parent and ChaseMellon Shareholder Services L.L.C. (the "PARENT RIGHTS PLAN"), (y) plans of Parent described in the Parent SEC Reports and (z) the Newfield Australia Employee Share Plan, there are, as of the date of this Agreement, no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating Parent to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. The Parent Rights Plan has not been amended, and no amendment thereof is proposed. No Distribution Date (as defined in the Parent Rights Plan) has occurred within the meaning of the Parent Rights Plan, and the execution and delivery of this Agreement and the Voting Agreement and the actions and consummation of the transactions contemplated hereby and thereby will not result in the occurrence of a Distribution Date.

                  (b) Parent is the record and beneficial owner of all of the outstanding shares of capital stock of Mid-Continent, there are no irrevocable proxies with respect to any such shares and no equity securities of Mid-Continent are or may become required to be issued because of any options, warrants, rights to subscribe to, calls or commitments, understandings or other agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of Mid-Continent. All of the shares of capital stock of Mid-Continent owned by Parent are validly issued, fully paid and nonassessable and are owned by Parent free and clear of all Liens.

                  (c) The shares of Parent Common Stock to be issued pursuant to the Merger have been duly authorized and, upon their issuance in the Merger in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free and clear of all Liens created by Parent (other than pursuant to applicable securities laws, the HSR Act or the Registration Rights Agreement).

         5.3 AUTHORITY. The Board of Directors of Parent has, by the unanimous vote of the directors voting thereon, (a) approved this Agreement and the Merger and the transactions contemplated hereby and (b) approved for all purposes the transactions contemplated by the Voting Agreement. Each of Parent and, solely with respect to this Agreement, Merger Sub, has the requisite corporate power and authority to execute and deliver this Agreement and the Voting Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and the Board of Directors and shareholders of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Voting Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Voting Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitute valid and binding obligations of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with their respective terms, except for the Enforceability Exception.

         5.4 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Parent and Merger Sub of its obligations hereunder will not:

                  (a) conflict with any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or the certificates of incorporation or bylaws (or other similar organizational documents) of any of Parent's Subsidiaries;

                  (b) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to any Governmental Authority, except for (i) applicable requirements of the HSR Act,
(ii) the filing of the Articles of Merger with the Secretary of State of Texas and the issuance by the Secretary of State of Texas of a certificate of merger with respect thereto, (iii) the filing with the SEC of (x) the Proxy Statement/Prospectus and filings under Rule 14a-12 promulgated under the Exchange Act, (y) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby and (z) the Registration Statement and such other filings under the Securities Act and the Exchange Act and the rules and regulations thereunder, including Rule 425 under the Securities Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations and regulations, declarations and filings as may be required under applicable state securities or blue sky laws, (v) Customary Post Closing Consents and (vi) approvals and registrations that, if not obtained or made, would not reasonably be expected to have a Parent Material Adverse Effect;

                  (c) require any consent, waiver or approval or result in any violation of or the breach of or constitute a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect;

                  (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries; or

                  (e) result in the creation of any Lien upon any material properties or assets or on any shares of capital stock of Parent or any of its Subsidiaries (other than Company and its Subsidiaries after the Effective Time) under any agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their properties or assets is bound.

         5.5 PARENT SEC REPORTS. Parent has filed with the SEC, and has heretofore made available (provided that all documents filed by Parent electronically with the SEC and publicly available prior to the date hereof shall be deemed available) to Company true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto, but excluding preliminary materials), required to be filed with the SEC since January 1, 1999 under the Securities Act or the Exchange Act (collectively, the "PARENT SEC REPORTS"). As of their respective dates, such Parent SEC Reports (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.6 PARENT FINANCIAL STATEMENTS. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included (or incorporated by reference) in the Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

         5.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, except as disclosed in the Parent SEC Reports (including the financial statements and notes thereto included therein) filed prior to the date of this Agreement, neither Parent nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that would reasonably be expected to have a Parent Material Adverse Effect other than (i) liabilities adequately provided for on, or described with reasonable specificity in the notes to, the balance sheet of Parent dated as of March 31, 2002 contained in Parent's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, (ii) liabilities incurred in the ordinary course of business after March 31, 2002 and (iii) obligations incurred with respect to this Agreement or the transactions contemplated hereby.

         5.8 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement or as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since December 31, 2001 there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

         5.9 LITIGATION. Except for matters that would not reasonably be expected to have a Parent Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to Parent's knowledge, threatened against or affecting Parent or any of its Subsidiaries, and Parent has no knowledge of any facts that would reasonably be expected to give rise to any such suit, claim, action, proceeding or investigation. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement and for matters that would not reasonably be expected have a Parent Material Adverse Effect, there is not in existence any order, judgment, injunction or decree of any court or other tribunal or other agency or arbitrator enjoining or requiring Parent or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties.

         5.10 BROKERS. Other than UBS Warburg L.L.C., no broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission payable by Parent or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or any of its Subsidiaries.

         5.11 TAX MATTERS. As of the date hereof, the representations set forth in the numbered paragraphs of the form of Certificate of Parent attached hereto as EXHIBIT B (the "PARENT TAX CERTIFICATE") are true and correct, assuming for purposes of this representation and warranty that the Merger referred to in such form had been consummated on the date hereof.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         6.1 CONDUCT OF BUSINESS BY COMPANY PENDING THE MERGER. From the date hereof until the Effective Time, unless Parent shall otherwise agree in writing, or except as set forth in the Company Disclosure Schedule or as otherwise contemplated by this Agreement, Company shall conduct its business, and shall cause each of its Subsidiaries to conduct its business, in the ordinary course consistent with past practice and shall use, and shall cause each of its Subsidiaries to use, all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of its present officers and key employees, subject to the terms of this Agreement. Except as set forth in the Company Disclosure Schedule or as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the written consent of Parent, which consent shall not be unreasonably withheld:

                  (a) Company will not, and will not permit any of its Subsidiaries to, adopt changes to its articles of incorporation or bylaws (or similar organizational documents);

                  (b) Company will not, and will not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Company or any of its Subsidiaries (except for cumulative dividends on Company Preferred Stock and intercompany dividends from direct or indirect wholly owned subsidiaries), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party, the terms of which are set forth in Section 6.1(b) of the Company Disclosure Schedule, and other than intercompany acquisitions of such capital stock;

                  (c) Company will not, and will not permit any of its Subsidiaries to, (i) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (d) Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties (including through any farm-out arrangements), other than among Company and its direct and indirect wholly owned Subsidiaries and other than sales of Hydrocarbons in the ordinary course of business;

                  (e) Company will not settle any material Audit, make or change any material Tax method, practice or election or file any material amended Tax Return;

                  (f) Company will not, and will not permit any of its Subsidiaries to, issue, deliver or sell, or authorize, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or convertible securities, other than: (i) the issuance of Company Common Stock upon the exercise of stock options or other stock based awards granted under the Company Stock Option Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Company Stock Option Plans; (ii) the issuance of additional shares of Company Preferred Stock as regular dividends to the holder of the Company Preferred Stock in accordance with its terms; and (iii) issuances by a wholly owned Subsidiary of its capital stock to its parent;

                  (g) Company will not change any method of accounting or accounting practice by Company or any of its Subsidiaries, except for any such change required by GAAP;

                  (h) Company will not, and will not permit any of its Subsidiaries to, pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (i) Company will not, and will not permit any of its Subsidiaries to, enter into any obligation for the delivery of Hydrocarbons attributable to any of the Oil and Gas Interests of Company or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefore;

                  (j) Company will not, and will not permit any of its Subsidiaries to, (i) enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, currencies or securities, other than in the ordinary course of business in accordance with Company's current policies or (ii) enter into any fixed price commodity sales agreements with a duration of more than three months;

                  (k) Company will not, and will not permit any of its Subsidiaries to, sell or grant to any Person any call upon, option to purchase, or similar right with respect to the production of Hydrocarbons attributable to the Oil and Gas Interests of Company and its Subsidiaries at a price less than the prevailing market price;

                  (l) Company will not, and will not permit any of its Subsidiaries to, become a party to, or bound by, any contract, agreement or similar arrangement that restricts, by virtue of a confidentiality, non-competition, territorial exclusivity or other provision, the scope of the business or operation of Company or any of its Subsidiaries geographically or otherwise.

                  (m) Company will not, and will not permit any of its Subsidiaries to, (i) grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not officers or directors in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Employee Benefit Plans as in effect on the date hereof to any director, officer or employee, whether past or present or (iii) terminate the employment of any executive of Company without cause;

                  (n) Company will not, and will not permit any of its Subsidiaries to, (i) adopt, amend (other than amendments that reduce the amounts payable by Company or any of its Subsidiaries or amendments required by law) or assume an obligation to contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any Person (including contracts with management of Company or any of its Subsidiaries that would reasonably be expected to require that payments be made upon consummation of the transactions contemplated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, (ii) engage in any transaction (either acting alone or in conjunction with any Company Employee Benefit Plan or trust created thereunder) in connection with which Company or any of its Subsidiaries would be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iii) terminate any Company Employee Benefit Plan in a manner, or take any other action with respect to any Company Employee Benefit Plan, that would result in the liability of Company or any of its Subsidiaries to any Person, (iv) take any action that would adversely affect the qualification of any Company Employee Benefit Plan or its compliance with the applicable requirements of ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Company Employee Benefit Plan, any agreement relating thereto or applicable law, Company or any of its Subsidiaries is required to pay as contributions thereto or (vi) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Company Employee Benefit Plan;

                  (o) Company will not, and will not permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Company or any of its Subsidiaries;

                  (p) Company will not, and will not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for working capital under Company's existing credit facilities and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Company or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any Liens on the property of Company or any of its Subsidiaries in connection with any indebtedness thereof, or (iii) commit to aggregate capital expenditures in excess of $1,000,000 outside the capital budget, as amended and approved by Company prior to the date hereof and disclosed to Parent in Section 6.1(p) of the Company Disclosure Schedule; and

                  (q) Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         6.2 CONDUCT OF BUSINESS BY PARENT AND MERGER SUB PENDING THE MERGER. Except as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the written consent of Company, which consent shall not be unreasonably withheld:

                  (a) Parent shall not adopt changes to its certificate of incorporation or bylaws that would alter the terms of the Parent Common Stock;

                  (b) Parent shall not (i) declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock,
(ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) issue any shares of Parent Common Stock for cash at a price less than market value, except (A) in an underwritten offering or (B) in a "bought deal" with one or more investment banks; and

                  (c) Parent will not agree or commit to do any of the foregoing.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 ACCESS AND INFORMATION.

                  (a) The parties shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, contracts, leases, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (b) all other information as such other party reasonably may request ("INFORMATION"), provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. The letter agreement regarding confidentiality dated October 4, 2000 between Parent and Company (the "COMPANY CONFIDENTIALITY AGREEMENT") shall survive the execution and delivery of this Agreement except that Parent and Company hereby agree that Paragraph 4 of the Company Confidentiality Agreement is hereby terminated and of no further force or effect.

                  (b) Company agrees, and agrees to cause its Subsidiaries and the Company Representatives (as defined below), (i) to keep confidential any Information provided by Parent or any of its Subsidiaries to Company, its Subsidiaries or the Company Representatives pursuant to Section 7.1(a), (ii) to utilize such Information solely for purposes reasonably related to facilitating the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) not to disclose any of such Information to any Persons other than the Company Representatives; provided, however, that the foregoing restrictions shall not apply to any of such Information that (x) is already in the possession of Company, other than through the confidential disclosure of such Information to any of Company, its Subsidiaries or the Company Representatives, (y) is or becomes available in the public domain, other than as the result of an unauthorized disclosure by any of Company, its Subsidiaries or the Company Representatives or (z) is acquired from any Person that, to the knowledge of Company, is not subject to a confidentiality agreement with Parent. Notwithstanding the foregoing, the disclosure of any such Information by Company will not be deemed to be a breach of this Section 7.1(b) if such disclosure is made with the consent of Parent or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee or by the New York Stock Exchange; provided, however, that upon receipt by Company of any subpoena or order covering any of such Information, Company will promptly notify Parent of such subpoena or order. Company agrees that it shall be liable for breaches of this Section 7.1(b) by the Company Representatives.

         7.2 NO SOLICITATION.

                  (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, Company agrees that it (i) will not, (ii) will not authorize or permit any of its Subsidiaries, any of its or its Subsidiaries' directors, officers and employees to, (iii) will not authorize its or any of its Subsidiaries' agents, representatives, investment bankers, attorneys and accountants (collectively, the "COMPANY REPRESENTATIVES") or any other Person to and (iv) will use all reasonable efforts to ensure that the Company Representatives do not, directly or indirectly, (A) initiate, solicit, or knowingly encourage or otherwise facilitate (including by providing any nonpublic information relating to Company and its Subsidiaries and the waiver of any standstill obligation) the making of, or the consummation of any transaction contemplated by, an Acquisition Proposal (as defined below), (B) engage in any discussions or negotiations with, or provide any nonpublic information relating to Company and its Subsidiaries to, any Person relating to or that would reasonably be expected to lead to an Acquisition Proposal, (C) approve or recommend or propose publicly to approve or recommend any Acquisition Proposal or (D) enter into any agreement, arrangement or understanding contemplating or relating to any Acquisition Proposal or requiring Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

                  (b) Notwithstanding anything in this Agreement to the contrary, Company or its Board of Directors may:

                           (i) to the extent applicable, comply with Rules
14e-2(a) and 14d-9 promulgated under the Exchange Act; and

                           (ii) prior to obtaining the Company Shareholders'
Approval, furnish information to, and negotiate or otherwise engage in discussions with, any Person who, other than as a result of a breach of this
Section 7.2, has indicated the willingness to make or has made an Acquisition Proposal, provided that (A) no information may be furnished unless (1) Company then has or obtains a confidentiality agreement from such Person with terms no less favorable to Company than those contained in the Company Confidentiality Agreement (prior to any modification thereof effected by Section 7.1) and that permits Company to comply with its obligations under this Agreement and (2) Company has provided a copy of such confidentiality agreement to Parent and (B) that Company shall not commence negotiations or discussions with or provide information to any such Person (1) until 48 hours after Company has advised Parent of its intention to take any such actions and (2) unless the Board of Directors of Company has determined in good faith by the affirmative vote of a majority of its members, after consultation with its outside legal counsel, that such action is necessary for the Board of Directors of Company to comply with its fiduciary duties under applicable law.

                  (c) Nothing in this Section 7.2 shall (i) permit Company to terminate this Agreement or (ii) affect any other obligation of Company under this Agreement.

                  (d) From and after the date of this Agreement, Company shall as promptly as practicable after receipt (and in any event within 24 hours) notify Parent in writing of any inquiries, proposals or offers, or any discussions or negotiations sought to be initiated or continued by any Person with Company, any of its Subsidiaries, any of its or its Subsidiaries' directors, officers and employees or any of the Company Representatives relating to, constituting or which would reasonably be expected to lead to an Acquisition Proposal or any request by any Person for information relating to Company or any of its Subsidiaries contemplating, relating to or which would reasonably be expected to lead to any Acquisition Proposal. Such notice shall include the name of such Person and the material terms and conditions of any proposal, inquiry, offer or request, and Company shall as soon as practicable (and in any event within 24 hours) provide such other details of the Acquisition Proposal, inquiry, offer or request as Parent may reasonably request. Company will keep Parent fully informed on a prompt basis (and in any event within 24 hours) of the status and terms, including any material changes or adjustments made to or proposed to be made to the terms, of any such inquiry, proposal, offer or request. If Company is permitted to provide information to any Person pursuant to Section 7.2(b)(ii), Company shall provide to Parent a list of, and copies of, the information provided to such Person concurrently with delivery to such Person and immediately provide Parent with access to all information to which such Person was provided access.

                  (e) Company shall immediately cease and cause to be terminated all existing activities, discussions or negotiations by it, any of its Subsidiaries, any of its or its Subsidiaries' directors, officers and employees or any of the Company Representatives with any Person other than Parent conducted heretofore with respect to any Acquisition Proposal.

                  (f) Company shall take such action as is necessary to inform promptly the Company Representatives of the provisions of this Section 7.2.

                  (g) For purposes of this Agreement:

                           (i) "ACQUISITION PROPOSAL" means a bona fide proposal
or public announcement of an intention to do any of the following (other than the transactions contemplated by this Agreement or the Merger): (a) any merger, amalgamation, arrangement, tender offer, share exchange, take-over bid, recapitalization, consolidation or other business combination directly or indirectly involving Company or one or more Subsidiaries of Company with aggregate net revenues or assets of 35% or more of Company's consolidated net revenues (based on the most recent income statement filed with the SEC) or consolidated assets (based on fair market value), as applicable, (b) any acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act) of any business that constitutes 35% or more of Company's consolidated net revenues, (based on the most recent income statement filed with the SEC), or assets representing 35% or more of Company's assets on a consolidated basis (based on fair market value) (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in each case in a single transaction or a series of related transactions or (c) any acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 35% or more of the voting capital stock of Company or any of its Subsidiaries by any Person or "group" (as defined under Section 13(d) of the Exchange Act).

                           (ii) "SUPERIOR PROPOSAL" means any bona fide written
proposal by a third Person directly or indirectly, to acquire businesses representing more than 50% of Company's consolidated net revenues, (based on the most recent income statement filed with the SEC), or assets representing more than 50% of Company's total assets on a consolidated basis (based on fair market value), or more than 50% of Company's voting capital stock, whether by way of merger, amalgamation, arrangement, tender offer, share exchange, take-over bid, recapitalization, consolidation, sale of assets or otherwise, that in the good faith determination by affirmative vote of a majority of the members of the Board of Directors of Company, after taking into account all legal, financial, regulatory and other aspects of such proposal and the Person making such proposal, (a) is reasonably capable of being completed without undue delay and
(b) is more favorable to Company's stockholders from a financial point of view than the Merger.

         7.3 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                  (a) Parent shall, to the extent that Company would be permitted by applicable law or its bylaws, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of Company or any of its Subsidiaries (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the next succeeding sentence, settlements arising out of actions or omissions occurring at or prior to the Effective Time whether asserted or claimed prior to, at or after the Effective Time based on or arising out of the fact, in whole or in part, that such person is or was a director or officer of such party. Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Parent shall, to the fullest extent that Company would be permitted under applicable law, advance expenses to the Indemnified Parties. Parent and Surviving Corporation shall cooperate in the defense of any such matters contemplated by this Section 7.3.

                  (b) Parent shall maintain Company's existing officers' and directors' liability insurance policy ("D&O INSURANCE") for a period of not less than six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, that Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers if
(i) the carrier of such substitute policies maintains a Best rating equal to or greater than the Company's existing carrier and (ii) such substitution shall not result in gaps or lapses of coverage with respect to matters occurring prior to the Effective Time; provided, further, that in no event will Parent be required to expend annually more than 200% of the last annual premium paid by Company prior to the date hereof for such insurance (the amount of which is set forth in Section 7.3(b) of the Company Disclosure Schedule), but in such event shall purchase as much coverage as reasonably practicable for such amount.

                  (c) Notwithstanding any other provisions hereof, the obligations of Parent contained in this Section 7.3 shall be binding upon the successors and assigns of Parent. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of Parent honor the indemnification obligations set forth in this
Section 7.3.

                  (d) The obligations of Parent under this Section 7.3 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this
Section 7.3 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 7.3 applies shall be third party beneficiaries of this Section 7.3, each of whom may enforce the provisions of this Section 7.3).

         7.4 APPROPRIATE ACTIONS; CONSENTS; FILINGS.

                  (a) Company and Parent shall each use their reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things that, in either case, are necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Authority or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Company or Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder and (C) any other applicable law. Company and Parent acknowledge that the Warburg Entities and certain of their affiliates may be required to make a filing under the HSR Act and shall provide such assistance to the Warburg Entities and their affiliates as is reasonably required for the Warburg Entities and their affiliates to obtain approval from the Federal Trade Commission in connection therewith. Company and Parent shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Company and Parent shall furnish to each other all information required for any application or other filing to be made pursuant to any applicable law or the regulations of any Governmental Authority (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

                  (b) Parent and Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use all of their respective reasonable efforts to obtain any government clearances required for Closing (including through compliance with the HSR Act and any applicable foreign government reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (each, an "ORDER") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Parent and Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable laws regarding the Merger: entering into negotiations; providing information; substantially complying with any second request for information pursuant to the HSR Act; making proposals; and entering into and performing agreements or submitting to judicial or administrative orders; provided, however, that in no event shall Parent or Company take, or be required to take, any action that would reasonably be expected to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law.

                  (c) Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or is reasonably likely to be required as a condition to the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting Company, Parent or their Subsidiaries that relate to the consummation of the Merger; and (iv) any change that is reasonably likely to have a Company Material Adverse Effect or Parent Material Adverse Effect, respectively, or is likely to delay or impede the ability of either Company or Parent, respectively, to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

                  (d) (i) Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or to satisfy any of the conditions set forth in Article VIII, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time.

                           (ii) If any party shall fail to obtain any consent
from a third Person described in subsection (d)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or that would reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         7.5 COOPERATION. Subject to compliance with applicable law, including the antitrust laws, from the date hereof until the Effective Time, (a) each of the parties hereto shall confer on a periodic basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations, (b) Company agrees to provide a reasonable amount of office space and reasonable support in its San Antonio office to a representative of Parent for transition related matters, (c) Company agrees to provide Parent with reasonable assistance on transition matters and ministerial assistance in connection with Parent's financing of the transactions contemplated by this Agreement and (d) each of the parties shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

         7.6 PUBLICITY. Neither Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange and shall use reasonable efforts to provide copies of such release or other announcement to the other party hereto, and give due consideration to such comments as such other party may have, prior to such release.

         7.7 EMPLOYEE MATTERS; BENEFIT PLANS.

                  (a) For a period of one year following the Effective Time, Parent shall maintain, or cause Company to maintain, employee welfare, pension and savings plans that in the aggregate provide a level of benefits for individuals who are employees of Company and its Subsidiaries as of the Effective Time that is either (i) substantially comparable to the level of benefits (other than those provided under any qualified or nonqualified defined benefit plan) in effect immediately prior to the Effective Time (provided that changes may be made to such employee benefit plans to the extent necessary to comply with applicable law) or (ii) no less favorable than those provided by Parent to similarly situated employees of Parent from time to time; provided, however, that nothing in this Agreement shall be deemed to require that the employment of any employee of Company and its Subsidiaries as of the Effective Time be continued for any specific period of time after the Effective Time.

                  (b) To the extent service is relevant for purposes of eligibility, to participate or vesting (but not the accrual of benefits) under any employee benefit plan, program or arrangement established or maintained by Parent or Company for the benefit of employees of Company and its Subsidiaries, employees of Company and its Subsidiaries as of the Effective Time shall be credited for service accrued as of the Effective Time with Company and its Subsidiaries to the extent such service was credited under a similar plan, program or arrangement of Company.

                  (c) To the extent Parent substitutes a group health plan for Company's group health plan, employees of Company and its Subsidiaries shall receive credit for the year during which participation in the substituted group health plan begins with any deductibles and copayments already incurred during such year under the terminated or discontinued group health plan, and Parent shall waive any preexisting condition limitation applicable to such employees to the extent that the employee's or dependent's condition would not have operated as a preexisting condition under the terminated or discontinued group health plan.

                  (d) Prior to the Effective Time, Company shall take all action necessary to terminate the EEX Corporation Employee Stock Purchase and Savings Plan effective immediately prior to the Effective Time.

         7.8 STOCK PLANS.


                  (a) Prior to the Closing, the Board of Directors of Company shall, by resolution duly adopted by such Board of Directors or a duly authorized committee thereof, approve and adopt, for purposes of exemption from "short-swing" profit liability under Section 16(b) of the Exchange Act, the disposition and the conversion at the Effective Time of the shares of Company Common Stock or Company Preferred Stock held by officers, directors and affiliates of Company into shares of Parent Common Stock as a result of the conversion of shares in the Merger. Such resolution shall set forth the name of applicable "insiders" for purposes of Section 16 of the Exchange Act and, for each "insider," the number of shares of Company Common Stock or Company Preferred Stock to be converted into shares of Parent Common Stock at the Effective Time and shall state that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act.

                  (b) All unvested shares of restricted stock of Company ("RESTRICTED STOCK") shall, by virtue of this Agreement and without further action of Company, Parent or the holder of such shares of Restricted Stock, vest and become free of all restrictions (other than any under applicable law) immediately prior to the Effective Time and shall be converted into the Common Stock Merger Consideration pursuant to Section 3.1(b).

         7.9 COMPANY SHAREHOLDER MEETING. Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with federal securities laws, the TBCA and its articles of incorporation and bylaws to call, give notice of, convene and hold a meeting of Company's shareholders to be held on the earliest practicable date determined in consultation with Parent to consider and vote on approval of this Agreement and the Merger (the "COMPANY SHAREHOLDER MEETING"), and Company shall consult with Parent in connection therewith. Subject to Section 7.2(b)(i) and to Company's right to terminate this Agreement pursuant to Section 10.1(h), (a) the Board of Directors of Company shall recommend to the shareholders of Company the approval of this Agreement and the Merger, (b) the Board of Directors shall not withdraw or modify such recommendation in a manner adverse to Parent or propose publicly to withdraw or so modify such proposal and (c) Company and the Board of Directors of Company shall use all reasonable efforts to solicit from shareholders of Company proxies in favor of the approval of this Agreement and the Merger and to secure the Company Shareholders' Approval.

         7.10 PREPARATION OF THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT.

                  (a) Each of Parent and Company shall cooperate and as promptly as practicable prepare, and Parent and the Trust shall file with the SEC, as promptly as practicable, the Registration Statement (including the Proxy Statement/Prospectus constituting a part thereof) under the Securities Act and, if required, the Exchange Act with respect to the issuance of Parent Common Stock and Trust Units in the Merger. Parent and Company shall each use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" Law permits or approvals required to carry out the transactions contemplated by this Agreement. Parent shall advise Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective under the Securities Act and, if applicable, the Exchange Act or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock and Trust Units issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for an amendment to the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of the parties hereto shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the parties shall promptly provide each other party with drafts of all amendments or supplements to the Proxy Statement/Prospectus and any correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and in each case allow each such party a reasonable opportunity to comment thereon prior to filing with or delivery to the SEC. The Proxy Statement/Prospectus shall include the recommendation of Company's Board of Directors in favor of approval of this Agreement and the Merger.

                  (b) Company shall (i) use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the shareholders entitled to notice of and to vote at the

Company Shareholder Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if applicable, the Exchange Act and (ii) if necessary, after the definitive Proxy
Statement/Prospectus has been mailed, will promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies or written consents, as applicable.

                  (c) Parent and Company shall each ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, at the time of the Company Shareholder Meeting and at the Effective Time, and, in the case of information provided by it for inclusion in the Registration Statement or any amendment or supplement thereto, at the time it becomes effective (i) shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event or circumstance relating to Company or any of its Subsidiaries, or its or their respective officers or directors, should be discovered by Company that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Company shall promptly inform Parent thereof in writing. If at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, or its respective officers or directors, should be discovered by Parent that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform Company thereof in writing.

                  (d) Following receipt by PricewaterhouseCoopers LLP, Parent's independent auditors, of an appropriate request from Company pursuant to SAS No. 72, Parent shall use all reasonable efforts to cause to be delivered to Company a letter of PricewaterhouseCoopers LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to Company, in form and substance reasonably satisfactory to Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  (e) Following receipt by Ernst & Young LLP, Company's independent auditors, of an appropriate request from Parent pursuant to SAS No. 72, Company shall use all reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to Parent, in form and substance satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         7.11 STOCK EXCHANGE LISTING. Parent shall use all reasonable efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange prior to the Effective Time, subject to official notice of issuance.

         7.12 AFFILIATE AGREEMENTS; TAX TREATMENT.

                  (a) Company shall identify in a letter to Parent all persons who are, on the date hereof or prior to the Effective Time, "affiliates" of Company, as such term is used in Rule 145 under the Securities Act. Company shall use all reasonable efforts to cause its respective affiliates to deliver to Parent not later than 20 business days after the date of this Agreement a written agreement substantially in the form attached hereto as EXHIBIT C.

                  (b) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, nor permit any of its Subsidiaries to take, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         7.13 TRUST UNITS. Prior to the Effective Time, Parent shall cause a trust to be created pursuant to a trust agreement in form and substance reasonably satisfactory to the Parties hereto (the "TRUST"). After the Effective Time, Parent shall distribute units in the Trust ("TRUST UNITS") to holders of shares of the Common Stock of Company that elect to receive such units ("ELECTING SHAREHOLDERS") as a part of the Merger Consideration. After the Effective Time but on or before the date Parent causes the Trust to issue the Trust Units to the Electing Shareholders, Parent shall cause Company or its Subsidiaries to enter into the Master Conveyance of Overriding Royalty Interest in the form of EXHIBIT D attached hereto (the "MASTER CONVEYANCE") and convey the overriding royalty interest contemplated by the Master Conveyance to the Trust pursuant to the conveyances referred to in the Master Conveyance in consideration for the issuance by the Trust to Parent of such number of Trust units which, in the aggregate, would represent ownership of the entire beneficial interest in the assets of the Trust, which conveyance shall be effective as of the Effective Time.

         7.14 UNWIND OF FORWARD SALE.

                  (a) Prior to August 31, 2002, Company shall use all reasonable efforts to cause Enron North America Corp. ("ENA") or any applicable affiliate of ENA to take all necessary actions to obtain the approval of the United States Bankruptcy Court for the Southern District of New York presiding over ENA's or such applicable affiliate's bankruptcy proceeding filed in such court ("BANKRUPTCY COURT") of a plan submitted by ENA and any applicable affiliate for the (i) termination of the Natural Gas Prepaid Forward Sale Contract, dated as of December 17, 1999, by and between EEX E&P Company, L.P. ("EEX E&P") and Bob West Treasure L.L.C. ("BWT"), as amended on May 16, 2001 (the "FORWARD SALE CONTRACT"), (ii) acquisition of all but a 1% interest in EEX Reserves Funding LLC ("EEX FUNDING") by EEX Capital, Inc., or another wholly owned Subsidiary of Company, (iii) termination of all liens, encumbrances or other security interests on the properties or assets of EEX E&P for the benefit of ENA, BWT, the Royal Bank of Canada ("RBC") or their respective assigns and (iv) termination of all guarantees by EEX E&P of BWT's obligations to ENA, all on terms and conditions reasonably satisfactory to Parent (the "PLAN OF TERMINATION") including through a refinancing of the Forward Sale Contract with a successor financial institution ("SUCCESSOR BANK").

                  (b) Company shall contemporaneously with the Closing (i) terminate the Forward Sale Contract or any replacement forward sale or similar arrangement entered into in replacement thereof, (ii) cause EEX Capital, Inc., or another wholly owned Subsidiary of Company, to validly acquire all but a 1% interest in EEX Funding by a Subsidiary of Company, (iii) terminate all liens, encumbrances or other security interests on the properties or assets of EEX E&P for the benefit of BWT, ENA, RBC, Successor Bank or their respective assigns and
(iv) terminate all guarantees by EEX E&P of BWT's obligations to ENA or Successor Bank, in each case on terms and conditions consistent with the Plan of Termination approved by the Bankruptcy Court.

                  (c) Neither Company nor any Subsidiary shall release or otherwise terminate any liens or security interests associated with the Forward Sale Contract or any hedging arrangements associated therewith or any guarantees associated with the Forward Sale Contract or such hedging arrangements or any agreements replacing such arrangements without the prior consent of the Company, such consent not to be unreasonably withheld.

         7.15 VOTING AGREEMENT. Parent agrees that, without the prior written consent of Company, it shall not take any action that would give any of the Warburg Entities the right, pursuant to Section 4.13 of the Voting Agreement, to terminate their obligations pursuant to Article I of the Voting Agreement unless the Warburg Entities have previously waived their right to terminate as a result of such action.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         8.1 CONDITIONS TO THE OBLIGATION OF EACH PARTY. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the Company Shareholders' Approval has been obtained;

                  (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger is in effect; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 7.7 and, in addition, shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement;

                  (c) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and, if applicable, the Exchange Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC;

                  (d) all permits, authorizations, consents, or approvals required to be obtained prior to the Effective Time from any Governmental Authority in connection with the consummation of the transactions contemplated hereby by Parent, Merger Sub or Company shall have been made or obtained (as the case may be) except where the failure to obtain such permits, authorizations, consents, or approvals would not reasonably be expected to result in a Parent Material Adverse Effect (assuming the Merger has taken place);

                  (e) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

                  (f) any applicable waiting period under the HSR Act shall have expired or been terminated.

         8.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time;

                  (b) each of the representations and warranties of Company contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Company Material Adverse Effect), shall be true and correct, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not reasonably be expected to have a Company Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, subject to the qualifications in (i) above; and (iii) for changes expressly permitted as contemplated by the terms of this Agreement;

                  (c) from the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Company and its Subsidiaries, taken as a whole, that constitutes or would reasonably be expected to constitute a Company Material Adverse Effect;

                  (d) Parent shall have received a certificate signed on behalf of Company by a duly authorized officer of the Company to the effect that each of the conditions specified in Section 8.2(a)-(c) has been satisfied in all respects;

                  (e) Parent shall have received opinions from Vinson & Elkins L.L.P. both prior to the effectiveness of the Registration Statement and immediately prior to the Effective Time to the effect that (i) the Merger, if consummated in accordance with the terms of this Agreement, will constitute a reorganization under Section 368(a) of the Code, (ii) Parent, Company and Merger Sub will each be a party to that reorganization, and (iii) no gain or loss will be recognized for U.S. income tax purposes by Parent or Company, except with respect to the distribution of the Trust Units, because of the Merger; provided, however, that if the counsel to Parent shall not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Company shall render such opinion to Parent; provided, further, that in rendering such opinion, such counsel may rely upon the Parent Tax Certificate and the Company Tax Certificate; and

                  (f) each of the consent, waivers and approvals set forth in
Section 4.4(c) of the Company Disclosure Schedule (other than with respect to the office leases in Houston, Texas and DeSoto, Texas) shall have been obtained, and Company shall have provided Parent with copies thereof.

         8.3 CONDITIONS TO THE OBLIGATIONS OF COMPANY. The obligation of Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) each of Parent and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time;

                  (b) each of the representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Parent Material Adverse Effect) shall be true and correct, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not reasonably be expected to have a Parent Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, subject to the qualifications in (i) above; and (iii) for changes expressly permitted as contemplated by the terms of this Agreement;

                  (c) from the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Parent and its Subsidiaries, taken as a whole, that constitutes or would reasonably be expected to constitute a Parent Material Adverse Effect;

                  (d) Company shall have received a certificate signed on behalf of Parent by a duly authorized officer of the Parent to the effect that each of the conditions specified in Section 8.3(a)-(c) has been satisfied in all respects;

                  (e) Company shall have received opinions from Akin, Gump, Strauss, Hauer & Feld, L.L.P. both prior to the effectiveness of the Registration Statement and immediately prior to the Effective Time to the effect that (i) the Merger, if consummated in accordance with the terms of this Agreement, will constitute a reorganization under Section 368(a) of the Code,
(ii) Company, Parent and Merger Sub will each be a party to that reorganization, and (iii) no gain or loss will be recognized for U.S. income tax purposes by the shareholders of Company upon the receipt of shares of Parent Common Stock in exchange for shares of Company Common Stock and Company Preferred Stock pursuant to the Merger except with respect to any cash received in lieu of fractional share interests and except with respect to the receipt of the Trust Units; provided, however, that if the counsel to Company shall not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent shall render such opinion to Company; provided, further, that in rendering such opinion, such counsel may rely upon the Parent Tax Certificate and the Company Tax Certificate; and

                  (f) Company shall have received, prior to the Closing Date, a written consent of the sole shareholder of Merger Sub approving and adopting this Agreement.

                                   ARTICLE IX

                                    SURVIVAL

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time.

         9.2 SURVIVAL OF COVENANTS AND AGREEMENTS. Except as provided in Section 10.2, the covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

                                   ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         10.1 TERMINATION. Except as provided in paragraph (h) below, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholders' Approval has been obtained:

                  (a) by the mutual written consent of Company and Parent;

                  (b) by Parent, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Company set forth in this Agreement or if any representation or warranty of Company is untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied and such breach or untruth is not curable by Company or if curable, is not cured within 30 days after notice thereof has been received by Company;

                  (c) by Company, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Parent or Merger Sub set forth in this Agreement or if any representation or warranty of Parent or Merger Sub is untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied and such breach or untruth is not curable by Parent or Merger Sub or, if curable, is not cured within 30 days after notice thereof has been received by Parent;

                  (d) by Parent or Company, if any Governmental Authority or court of competent jurisdiction shall have adopted any law or amendment to any law or issued any order, decree or ruling or taken any other action (collectively, "GOVERNMENTAL ORDER") permanently restraining, enjoining or otherwise prohibiting the Merger and such Governmental Order shall have become final and nonappealable, provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove or lift such Governmental Order;

                  (e) by Parent or Company, if the Merger has not been consummated on or before November 30, 2002 (the "OPTIONAL TERMINATION DATE"); provided, however, that the right to terminate this Agreement pursuant to this
Section 10.1(e) shall not be available to any party



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

whose failure or whose Affiliates' failure to perform in all material respects any covenant, obligation or agreement hereunder has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

                  (f) by Parent or Company, if the Company Shareholders' Approval is not obtained at the Company Shareholder Meeting (including any adjournment or postponement thereof);

                  (g) by Parent, if the Board of Directors of Company (i) fails to recommend, or withdraws, modifies or changes in any manner adverse to Parent its recommendation of, this Agreement and the Merger to the shareholders of Company, (ii) approves or recommends any Acquisition Proposal (other than an Acquisition Proposal by Parent), (iii) has not sent to its shareholders pursuant to Rule 14e-2 promulgated under the Securities Act a statement disclosing that the Board of Directors of Company recommends rejection of any tender or exchange offer relating to its securities that has been commenced by a Person unaffiliated with Parent within ten Business Days after such tender or exchange offer is first published, sent or given or (iv) resolves to take any of the actions specified in clause (i) or (ii) of this Section 10.1(g); or

                  (h) by Company, at any time prior to receipt of the Company Shareholders' Approval, upon 48 hours prior written notice to Parent, if (i) a Superior Proposal has been made and not been withdrawn, (ii) such Superior Proposal did not result from a breach of Section 7.2, (iii) the Board of Directors of Company has determined in good faith by the affirmative vote of a majority of its members that, as the result of such Superior Proposal, after consultation with its outside legal counsel, such action is necessary for the Board of Directors of Company to comply with its fiduciary duties under applicable law and (iv) Parent does not make, within 48 hours of receipt of Company's written notification of its intention to terminate this Agreement, a written offer that the Board of Directors of Company determines in good faith, is at least as favorable, from a financial point of view, to the shareholders of Company as such Superior Proposal.

         10.2 EFFECT OF TERMINATION. Except as provided in Section 10.3, if this Agreement is terminated pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability on the part of the parties hereto or any of their respective officers or directors to any of the other parties hereto and all rights and obligations of any party hereto shall cease, except that (i)
Section 7.1(b) shall survive such termination for a period of two years from the date of such termination and (ii) Sections 7.6, 10.3 and 11.8 and, to the extent relevant, the remaining provisions of Article XI shall survive such termination indefinitely. Notwithstanding the foregoing, neither the termination of this Agreement nor anything herein will relieve any party from liability for any willful misrepresentation or inaccuracy in any of its representations or warranties or any material breach or non-performance of any of its covenants or agreements under this Agreement. If it shall be judicially determined (and such determination shall have become final and nonappealable) that termination of this Agreement was caused by a willful inaccuracy or breach of this Agreement, then, in addition to any other remedies at law or equity for such inaccuracy or breach of this Agreement, the party so found to have willfully caused such inaccuracy or breach shall indemnify and hold harmless the other parties for their Expenses. For the avoidance of doubt, the Company Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 10.1.

         10.3 FEES, EXPENSES AND OTHER PAYMENTS.

                  (a) Except as provided in Section 10.2, (i) all Expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement/Prospectus and all SEC and other regulatory filing fees and solicitation costs incurred by Parent or Company in connection with the Registration Statement and the Proxy Statement/Prospectus shall be shared equally by Parent and Company and (ii) all other Expenses incurred by the parties hereto shall be paid by the party incurring such Expenses.

                  (b) If this Agreement is terminated by Company pursuant to
Section 10.1(e) (Merger not consummated on or before the Optional Termination
Date) and (i) after the date of this Agreement and prior to the Optional Termination Date an Acquisition Proposal was made or any proposal or expression of interest by a third Person regarding an Acquisition Proposal was publicly disclosed in either case that was not withdrawn and (ii) within 12 months after the date of such termination, Company or any of its Subsidiaries enters into any agreement for a Company Acquisition or consummates a transaction that constitutes a Company Acquisition, then Company shall, upon consummation of such a transaction, pay $13.5 million to Parent by wire transfer in immediately available funds to an account designated by Parent.

                  (c) If this Agreement is terminated pursuant to Section 10.1(f) (failure to obtain Company Shareholders' Approval) and (i) after the date of this Agreement and prior to the Company Shareholder Meeting an Acquisition Proposal was made or any proposal or expression of interest by a third Person regarding an Acquisition Proposal was publicly disclosed in either case that was not withdrawn prior to the Company Shareholder Meeting and (ii) within 12 months after the date of such termination, Company or any of its Subsidiaries enters into any agreement for a Company Acquisition or consummates a transaction that constitutes a Company Acquisition, then Company shall, upon consummation of such a transaction, pay $13.5 million to Parent by wire transfer in immediately available funds to an account designated by Parent.

                  (d) If this Agreement is terminated by Parent pursuant to
Section 10.1(g) (change of recommendation; recommendation of an Acquisition Proposal other than by Parent; failure to reject), then Company shall, within three Business Days following notice of such termination, pay $13.5 million to Parent by wire transfer in immediately available funds to an account designated by Parent.

                  (e) If this Agreement is terminated by Company pursuant to
Section 10.1(h) (Superior Proposal), then, as a condition to terminating this Agreement, Company shall pay $13.5 million to Parent by wire transfer in immediately available funds to an account designated by Parent.

                  (f) If either party shall fail to pay the other party any fee or other amount due hereunder, the failing party shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or other amount at the publicly announced prime interest rate of the Chase Manhattan Bank, in effect from time to time, from the date such fee or other payment was required to be paid until payment in full.

                  (g) Notwithstanding anything to the contrary contained herein, receipt by Parent of the amount payable pursuant to Section 10.3(b), (c), (d) or
(e) shall constitute full settlement of any and all liabilities of Company for damages under this Agreement in respect of a termination of this Agreement pursuant to Section 10.1(e), (f), (g) or (h).

                  (h) "COMPANY ACQUISITION" means any acquisition by a third Person of businesses representing more than 50% of Company's consolidated net revenues or assets representing more than 50% of Company's total assets on a consolidated basis, or more than 50% of Company's voting capital stock whether by way of merger, amalgamation, arrangement, tender offer, share exchange, take-over bid, recapitalization, consolidation, sale of assets or otherwise or any transaction pursuant to which or as a result of which the shareholders of Company immediately preceding such transaction hold less than 50% of the aggregate voting capital stock of the surviving or resulting entity in such transaction.

                  (i) "EXPENSES" means all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Proxy Statement/Prospectus, the solicitation of shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 NOTICES. All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

         To Parent or Merger Sub:

         Newfield Exploration Company
         363 N. Houston Pkwy. E.
         Suite 2020
         Houston, Texas 77060
         Attention: Chief Financial Officer
         Facsimile No.: (281) 405-4255

                  With a copy (which shall not constitute notice) to:

                  Vinson & Elkins L.L.P.
                  2300 First City Tower
                  1001 Fannin St.
                  Houston, Texas 77002-6760
                  Attention: James H. Wilson
                  Facsimile No.: (713) 615-5926

         To Company:

         EEX Corporation
         2500 City West Blvd., Suite 1400
         Houston, Texas 77042
         Attention: Richard L. Edmunson
         Facsimile No.: (713) 243-3359

                  With a copy (which shall not constitute notice) to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  711 Louisiana St.
                  Suite 1900 South
                  Houston, Texas 77002
                  Attention:     Michael E. Dillard, P.C.
                                 Julien R. Smythe
                  Facsimile No.: (713) 236-0822

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one Business Day after being deposited with a next-day courier, postage prepaid, or
(iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

         11.2 SEPARABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         11.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation and any assignment in violation hereof shall be null and void.

         11.4 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to a party's knowledge in this Agreement shall mean (a) with respect to Company, the actual knowledge of Company's chief executive officer, chief financial officer and general counsel, with no investigation other than performing their duties for Company and its Subsidiaries in the historical course of such duties and (b) with respect to Parent, the actual knowledge of Parent's chief executive officer, chief financial officer and general counsel, with no investigation other than performing their duties for Parent and its Subsidiaries in the historical course of such duties.

         11.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

         11.6 ENTIRE AGREEMENT. This Agreement (including the Company Disclosure Schedule) and the Company Confidentiality Agreement represent the entire Agreement of the parties hereto with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

         11.7 GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Texas, without reference to rules relating to conflicts of law.

         11.8 ATTORNEYS' FEES. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

         11.9 NO THIRD PARTY BENEFICIARIES. Except as provided in the penultimate sentence of Section 3.3(b), in Section 7.3 and in the second sentence of Section 7.4(a), no Person other than the parties hereto is an intended beneficiary of this Agreement or any portion hereof.

         11.10 DISCLOSURE SCHEDULES. The inclusion of any matter on any disclosure schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

         11.11 AMENDMENTS AND SUPPLEMENTS. At any time before or after approval of the matters presented in connection with the Merger by the shareholders of Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Parent and Company with respect to any of the terms contained in this Agreement, except as otherwise provided by law; provided, however, that following approval and adoption of this Agreement by the shareholders of Company there shall be no amendment or change to the provisions hereof without the further approval of the shareholders of Company unless permitted by the TBCA.

         11.12 EXTENSIONS, WAIVERS, ETC. At any time prior to the Effective Time, either party may:

                  (a) extend the time for the performance of any of the obligations or acts of the other party;

                  (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

                  (c) subject to the proviso of Section 11.11 waive compliance with any of the agreements or conditions of the other party contained herein.

         Notwithstanding the foregoing, no failure or delay by Parent or Company in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   NEWFIELD EXPLORATION COMPANY


                                   By: /s/ David A. Trice
                                      -----------------------------------------
                                        David A. Trice
                                        President and Chief Executive Officer


                                   NEWFIELD OPERATING COMPANY


                                   By: /s/ David A. Trice
                                      -----------------------------------------
                                        David A. Trice
                                        President


                                   EEX CORPORATION


                                   By: /s/ Thomas M. Hamilton
                                      -----------------------------------------
                                        Thomas M. Hamilton
                                        Chairman of the Board, President
                                            and Chief Executive Officer




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